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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of First State Financial Corporation on Form S-1 of our report dated October 13, 2004 on the financial statements of First State Financial Corporation and to the reference to us under the heading "Experts" in the prospectus.

                                           Crowe Chizek and Company LLC

Fort Lauderdale, Florida
October 13, 2004